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                                                                    Exhibit 24.5

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of SOLUTIA SYSTEMS, INC. (the "Company"), a Delaware corporation with its general offices in the County of St.. Louis, Missouri, does hereby make, constitute and appoint Karl R. Barnickol, Mary B. Cody and Karen L. Knopf, or any of them acting alone, to be his true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the registration of $223,000,000 aggregate principal amount of 11.25% Senior Secured Notes due 2009 (the "Notes") to be issued by Solutia Inc. and Guarantees of the Notes to be issued by the Company and other wholly-owned subsidiaries of Solutia Inc., giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 6th day of September, 2002.

                                                 /s/ Kevin Wilson
                                                 -----------------------------
                                                 C. Kevin Wilson
                                                 President and Director
                                                 (Principal Executive Officer)

                                                 /s/ J. F. Quinn
                                                 -----------------------------
                                                 J. F. Quinn
                                                 Treasurer and Director
                                                 (Principal Financial and
                                                 Accounting Officer)

                                                 /s/ Frank Riddick, Jr.
                                                 -----------------------------
                                                 Frank Riddick, Jr.
                                                 Director